UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

AmCOMP Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-51767	65-0636842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 U.S. Highway One, North Palm Beach, Florida		33408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 840-7171

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

AmCOMP Incorporated (the “Company”) today announced that it received a Notice of Intent to Issue Order to Return Excess Profit (the “Notice”) from the Florida Office of Insurance Regulation (“FOIR”).  The Notice indicates on a preliminary basis that FOIR proposes to make a finding, following its review of data submitted by the Company on June 22, 2007 for accident years 2003, 2004 and 2005, that “Florida excessive profits” (as defined in Florida Statute Section 627.215) in the amount of approximately $11.7 million have been realized by the Company and are required to be returned to policyholders.

The Company believes, in part based on advice from legal counsel, that the formulation used by FOIR in computing Florida excessive profits is not the only one permitted by Florida law.  On May 22, 2008, the Company amended its previously filed returns to include additional items deductible in calculating Florida excessive profits.  Both the original filing and the amended filing reflect that there were no Florida excessive profits for the applicable reporting periods.  FOIR is in the process of reviewing the Company’s amended filing.  There can be no assurance that FOIR will accept the Company’s position.

A copy of the press release issued by the Company on May 23, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 23, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmCOMP INCORPORATED

Dated: May 23, 2008	By:	/s/ Kumar Gursahaney
Name: Kumar Gursahaney
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 23, 2008.